BRI OP LIMITED PARTNERSHIP
                               470 Atlantic Avenue
                           Boston, Massachusetts 02210


                               AMENDMENT NO. 2 OF
                              AMENDED AND RESTATED
                              1992 CREDIT AGREEMENT

                                            As of March   , 1996

  THE FIRST NATIONAL BANK OF BOSTON,
    for Itself and as Agent
  100 Federal Street
  Boston, Massachusetts 02110
  Attn:  Real Estate Division

  NATIONSBANK OF TEXAS, N.A.
  901 Main Street
  51st Floor
  Dallas, Texas 75202
  Attn:  Real Estate Loan Administration

  Ladies and Gentlemen:

        BRI OP Limited Partnership, a Delaware limited partnership (the "Borrower"), hereby agrees with each of you as follows:

  1. Reference to Credit Agreement and Definitions. Reference is made to the Amended and Restated 1992 Credit Agreement dated as of November 21, 1995, as amended by Amendment No. 1 thereof dated as of March 1, 1996 (the "Credit Agreement"), among the Borrower, Berkshire Realty Company, Inc., certain Guarantors named therein and each of you. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings given to them in the Credit Agreement.

  2. Request for Amendment. The Borrower has advised you that it has established a benefit plan under section 401(k) of the Code and agreed to make appropriate revisions to the Credit Agreement.

  3. Amendment. On the basis of the representations and warranties of the Borrower set forth herein, the Credit Agreement is hereby amended as follows:

        3.1. Section 1.1 of the Credit Agreement is amended by adding thereto, in correct alphabetical order, a definition of the term
   Accumulated Benefit Obligations,  reading in its entirety as follows:

              Accumulated Benefit Obligations. The actuarial present value of the accumulated benefit obligations under any Plan, calculated in accordance with Statement No. 87 of the Financial Accounting Standards Board.

              3.2. Section 1.1 of the Credit Agreement is further amended by adding thereto, in correct alphabetical order, a definition of the word Plan reading in its entirety as follows:

              Plan. At any time, any pension benefit plan subject to Title IV of ERISA maintained, or to which contributions have been made or are required to be made, by the REIT, the Borrower or any ERISA Affiliate within six years prior to such time.

              3.3. Section 6.16 of the Credit Agreement is amended to read in its entirety as follows:

              section 6.16.  Pension Plans.  Each Plan (other than a
        Multiemployer
        Plan) and, to the knowledge of the REIT and the Borrower, each Multiemployer Plan is in material compliance with the applicable provisions of ERISA and the Code. Each Multiemployer Plan and each Plan that constitutes a defined benefit plan (as defined in ERISA) are set forth in Schedule 6.16. The REIT, the Borrower and each ERISA Affiliate have met all of the funding standards applicable to all Plans that are not Multiemployer Plans, and no condition exists which would permit the institution of proceedings to terminate any Plan that is not a Multiemployer Plan under section 4042 of ERISA.
        To the best knowledge of the REIT and the Borrower, no Plan that is a Multiemployer Plan is currently insolvent or in reorganization or has been terminated within the meaning of ERISA.

              3.4. Section 8 of the Credit Agreement is amended by adding thereto a new section 8.12 reading in its entirety as follows:

              section 8.12. ERISA, etc. Each of the Borrower and the REIT shall comply, and shall cause all ERISA Affiliates to comply, in all material respects, with the provisions of ERISA and the Code applicable to each Plan. Each of the Borrower and the REIT shall meet, and shall cause all ERISA Affiliates to meet, all minimum funding requirements applicable to them with respect to any Plan pursuant to section 302 of ERISA or section 412 of the Code, without giving effect to any waivers of such requirements or extensions of the related amortization periods which may be granted. At no time shall the Accumulated Benefit Obligations under any Plan that is not a Multiemployer Plan exceed the fair market value of the assets of such Plan allocable to such benefits by more than $500,000. The Borrower and the REIT shall not withdraw, and shall cause all other ERISA Affiliates not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability exceeding $500,000 in the aggregate. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed $500,000.

              3.5. The Credit Agreement is further amended by adding thereto a new Schedule 6.16 reading in its entirety in the form attached hereto as Schedule 6.16.

  4. Representations and Warranties. In order to induce you to enter into this Amendment, the Borrower hereby represents and warrants that each of the representations and warranties contained in section 6 of the Credit Agreement is true and correct on the date hereof, after giving effect to the amendments effected hereby.

  5. Miscellaneous. This Amendment may be executed in any number of counterparts, which together shall constitute one instrument, shall be a Loan Document, shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction) and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, including as such successors and assigns all holders of any Obligation.

        If the foregoing corresponds with your understanding of our agreement, please sign this letter and the accompanying copies thereof in the appropriate space below and return the same to the undersigned. This letter shall become a binding agreement among each of you and the Borrower when both the Borrower and you shall have one or more copies hereof executed by the Borrower, each of you and each of the Guarantors listed below.

                                      BRI OP LIMITED PARTNERSHIP

                                      By Berkshire Realty Company, Inc.,
                                         its General Partner


                                      By:______________________________
                                           Name:
                                           Title:

  The foregoing Amendment is
  hereby agreed to.


  THE FIRST NATIONAL BANK OF BOSTON,
    for Itself and as Agent



  By:____________________________
       Name:
       Title:


  NATIONSBANK OF TEXAS, N.A.



  By:____________________________
       Name:
       Title:



  The foregoing Amendment is
  hereby consented to.

  BERKSHIRE REALTY COMPANY, INC.


  By:____________________________
       Name:
       Title:

  BRI TEXAS APARTMENTS LIMITED
     PARTNERSHIP

  By BRI Texas Apartments-II, Inc., its
     General Partner


  By:____________________________
       Name:
       Title:

  BRI RIVER OAKS LIMITED PARTNERSHIP

  By BRI River Oaks-II, Inc., its General
     Partner

  By:____________________________
       Name:
       Title:

  BRI SOUTHWEST APARTMENTS LIMITED
     PARTNERSHIP

  By BRI Southwest Apartments-II, Inc.,
     its General Partner


  By:____________________________
       Name:
       Title:

  BRI GREENTREE CORPORATION


  By:____________________________
       Name:
       Title:

  BRI TEXAS APARTMENTS-II, INC.


  By:____________________________
       Name:
       Title:

  BRI RIVER OAKS-II, INC.


  By:____________________________
       Name:
       Title:

  BRI SOUTHWEST APARTMENTS-II, INC.


  By:____________________________
       Name:
       Title:
                                  SCHEDULE 6.16

                                  BENEFIT PLANS

                                [none applicable]